SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 14, 2004

NASSDA CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33291	77-0494462
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 San Tomas Expressway, Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-9988
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit	Description

99.1	Amended and Restated Code of Ethics for Principal Executive and Senior Financial Officers of Nassda Corporation.

Item 10.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 13, 2004, the Board of Directors of Nassda Corporation (the “Registrant”) approved the amendment and restatement of the Registrant’s Code of Ethics for Principal Executive and Senior Financial Officers (the “Code”) to add an enforcement mechanism which includes the process by which to determine violations of the Code in order to comply with the requirements of Item 406(b) of the Regulation S-K under the Securities Act of 1933.  A copy of the Code is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2004

NASSDA CORPORATION

	By:	/s/ Sang S. Wang
Sang S. Wang
Chairman and Chief Executive Officer

	By:	/s/ Tammy S. Liu
Tammy S. Liu
Chief Financial Officer and Secretary